Exhibit A

Execution Version

Seaboard Flour LLC

6 liberty square, #354

boston, massachusetts 02109

July 7, 2023

PATRICIA A. BRESKY
c/o Faegre Drinker Biddle & Reath LLP
Attn: Jonathan Graber

Drinker Biddle & Reath LLP

320 South Canal Street, Suite 3300

Chicago, IL 60606

Re: Sale of Seaboard Corporation Common Stock

As you are aware, the undersigned parties (each a “PAB Party” and, collectively, the “PAB Parties”), are members of Seaboard Flour LLC, a Delaware limited liability company (“Seaboard Flour”), and, in connection with certain transactions between the PAB Parties, on the one hand, and Seaboard Flour and certain of its affiliates, on the other hand, providing liquidity to PAB Parties (collectively, the “Internal Planning and Structuring Transactions” and the closing thereof, the “Closing”), the parties hereto desire to set forth their agreements with respect to the shares of common stock of Seaboard Corporation, par value $1.00 (“Seaboard Stock”) held by the PAB Parties and the other transactions contemplated by this letter agreement.

In consideration of the mutual covenants, agreements and understandings contained herein, the sufficiency of which are hereby acknowledged, and intending to be legally bound, each of the PAB Parties covenants and agrees that, prior to the two (2) year anniversary of the Closing, such PAB Party will sell or otherwise dispose of, or cause to be sold or otherwise disposed of, all Seaboard Stock, held, directly or indirectly, by such PAB Party, including all shares of Seaboard Stock held by such PAB Party set forth on Schedule I hereto, to one or more third-party buyer(s) in open market transactions (which third-party buyer(s) are acknowledged and agreed to expressly exclude any PAB Party or affiliates thereof).

Each PAB Party represents and warrants that such party (a) has requisite power and authority to enter into this letter agreement and perform its obligations hereunder, (b) has duly executed this letter agreement, which constitutes a valid and binding legal obligation of such party, enforceable against such party, subject to customary bankruptcy and insolvency exceptions and (c) no other agreement or obligation of such party would prevent such party from performing its obligations hereunder.

This letter agreement shall terminate and be of no further force of effect upon the earliest to occur of (i) the mutual agreement of each PAB Party and Seaboard Flour, (ii) the termination of the definitive agreement(s) contemplating the Internal Planning and Structuring Transactions and (iii) the full performance by the parties hereto of the obligations contemplated by this letter agreement.

Any amendment, supplement or modification of or to any provision of this letter agreement, any waiver of any provision of this letter agreement, shall be effective only if it is made in writing and signed by the applicable party or parties hereto. This letter agreement may be executed in any number of counterparts, and signature pages may be delivered by portable document format (PDF) or any electronic signature complying with the U.S. federal ESIGN Act of 2000, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same letter agreement. This letter agreement and the rights of each of the parties hereto shall be governed by and construed in accordance with the substantive and procedural laws of the State of Delaware without giving effect to any conflicts or choice of laws provisions that would cause the application of the domestic substantive laws of any other jurisdiction. Any controversy, claim or dispute between the parties hereto relating to or arising from this letter agreement shall be brought exclusively in the state or federal courts located in New Castle County in the State of Delaware. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue of any such dispute in any such court. Each party hereto agrees that service of any process, summons, notice or document sent in accordance with this letter agreement shall be effective service of process in any dispute with respect hereto.

The parties hereto hereby acknowledge and agree that irreparable damage will occur in the event that any covenant or other obligation set forth in this letter agreement is not complied with in accordance with its terms or is otherwise breached or threatened to be breached and that an award of money damages would be inadequate in such event. Accordingly, each party hereto acknowledges and agrees that each of the other parties hereto is entitled to equitable relief, without proof of actual damages, in addition to any other remedy to which such other party is entitled at law or in equity for any such non-compliance or other breach or threatened breach or termination. Each party hereto further acknowledges and agrees that no other party hereto or any other person shall be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to herein. This letter agreement and any rights and obligations hereunder may not be assigned or otherwise transferred by any party hereto (by operation of law or otherwise) without the prior written consent of the other parties hereto (such consent not to be unreasonably withheld, conditioned or delayed).

[Signature Pages Follow]

Very truly yours,

SEABOARD FLOUR LLC

By:	/s/ Ellen S. Bresky
Name:	Ellen S. Bresky
Title:	Manager

[Signature Page to Letter Agreement]

Accepted and Agreed:

PAB PARTIES

/s/ Patricia A. Bresky
Patricia A. Bresky

/s/ David Steinbrink
David Steinbrink

/s/ Daniel Steinbrink
Daniel Steinbrink

/s/ Jeffrey Steinbrink
Jeffrey Steinbrink

/s/ Maria del Rosario Novoa Steinbrink
Maria del Rosario Novoa Steinbrink

/s/ Latoya Downes-Steinbrink
Latoya Downes-Steinbrink

[Signature Page to Letter Agreement]

H. Harry Bresky Retained Annuity Trust #2

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

The Bresky Family SFC Trust – Patty Share

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

Patricia A. Bresky Remainder Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

Patricia A. Bresky 2021-2 Annuity Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

Patricia A. Bresky 2022-2 Annuity Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

Patricia A. Bresky 2021-2 Annuity Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

Patricia A. Bresky 2021-2 Annuity Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

[Signature Page to Letter Agreement]

Patricia Bresky GST Exempt Trust

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

PAB Children’s Trust

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

By:	/s/ Ellen S. Bresky
Ellen S. Bresky, not individually, but solely as Business Advisor

Patricia A. Bresky Gift Trust

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

The H. Harry Bresky Family Trust

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Stephen M. Berman
Stephen M. Berman, not individually, but solely as Trustee

[Signature Page to Letter Agreement]

HAB Grandchildren’s Trust B

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

By:	/s/ Ellen S. Bresky
Ellen S. Bresky, not individually, but solely as Business Advisor

PB 2011 Descendants Trust

By:	/s/ Patricia A. Bresky
Patricia A. Bresky, not individually, but solely as Trustee

By:	/s/ Jonathan Graber
Jonathan Graber, not individually, but solely as Trustee

By:	/s/ Ellen S. Bresky
Ellen S. Bresky, not individually, but solely as Business Advisor

Patricia A. Bresky Family Foundation

By:	/s/ Patricia A. Bresky
Patricia A. Bresky
Its: President

PAB SEB LLC

By:	/s/ Jonathan Graber
Jonathan Graber
Its: Manager

[Signature Page to Letter Agreement]

Schedule I

SEB Shares

Entity	Number of Shares

PB 2011 Descendants Trust	60

PAB SEB LLC	113

Patricia A. Bresky Family Foundation	1,820

HAB Grandchildren’s Trust B	1,775